As filed with the Securities and Exchange Commission on July 23, 1998
                              Registration No. 333-
-----------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                    GLOBAL TELECOMMUNICATION SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                                             13-3698386
-------------------------------                        -----------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
 Incorporation or Organization)                          Identification Number)

                             5697 RISING SUN AVENUE
                        PHILADELPHIA, PENNSYLVANIA 19120
                    ------------------------------------------
                    (Address of principal executive offices)

                          1994 PERFORMANCE EQUITY PLAN
                                       AND
                          OTHER EMPLOYEE BENEFIT PLANS
                         -----------------------------
                            (Full title of the Plans)

                      SHELLY FINKEL, Chairman of the Board
                    Global Telecommunication Solutions, Inc.
                             5697 Rising Sun Avenue
                        Philadelphia, Pennsylvania 19120
                                 (215) 342-7700
------------------------------------------------------------------------------
(Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                          New York, New York 10016-2097
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed maximum    Proposed maximum
Title of Securities               Amount to be     offering price         aggregate          Amount of
to be registered                   registered         per share        offering price    registration fee
==============================  ================ ================== ==================== =================
Common Stock  issuable
upon exercise of additional
options which may be granted
under the Registrant's 1994
Performance Equity Plan
("1994 Plan")                   1,000,000 shares       $3.00(1)    $3,000,000.00             $  885.00
------------------------------------------------------------------------------------------------------------
Common Stock issuable upon
exercise of options granted
and outstanding under other
employee benefit plans
("Benefit Plans")                 425,000 shares               (2)    $2,798,906.25(3)       $   825.68
------------------------------------------------------------------------------------------------------------
                                                         TOTAL        $5,798,906.25          $ 1,710.68
============================================================================================================

                                                 (Footnotes begin on next page)

(Footnotes to chart on previous page)

(1) Based on the last sale price of the Common Stock, as reported by The Nasdaq Stock Market on July 20, 1998, in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended ("Securities Act").

(2) In accordance with Rule 457(h) promulgated under the Securities Act, the exercise prices payable for the shares of Common Stock issuable upon exercise of outstanding options granted pursuant to Benefit Plans are as follows: $6.125 (60,000 shares); $6.4375 (157,500 shares); $6.50
         (7,500 shares); $6.5625 (100,000 shares); and $7.125 (100,000 shares).

(3) The proposed maximum aggregate offering price is the sum of the exercise prices of the options granted and outstanding under the Benefit Plans as of July 20, 1998, in accordance with Rule 457(h) promulgated under the Securities Act.

                              ---------------------


         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.


                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information *

Item 2.   Registrant Information and Plan Annual Information *












* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act") are incorporated by reference in this Registration Statement:

         (a) Annual Report on Form 10-KSB for the year ended December 31, 1997 and amendment thereto on Form 10-KSB/A;

         (b) Current Report on Form 8-K, dated February 6, 1998, and amendments thereto on Form 8-K/A;

         (c)      Quarterly  Report on Form 10-QSB for the  quarter  ended March
                  31, 1998;

         (d) Proxy Statement, dated June 5, 1998, relating to the Annual Meeting of Stockholders; and

         (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act (File No. 1-13478).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against liability under
Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The Registrant's By-Laws and Article Sixth of its Amended and Restated Certificate of Incorporation provides for indemnification of directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. The Registrant currently provides liability insurance for each director and certain officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.                Description
         -----------                -----------
            4.1                     1994 Performance Equity Plan of the Registrant

            4.2                     Stock Option Agreement for the purchase of 100,000 shares between the
                                    Registrant and Robert Bogin

            4.3                     Stock Option Agreement for the purchase of 25,000 shares between the
                                    Registrant and Michael Hoppman

            4.4                     Stock Option Agreement for the purchase of 7,500 shares between the
                                    Registrant and Anthony Casazza

            4.5                     Stock Option Agreement for the purchase of 100,000 shares between the
                                    Registrant and Shelly Finkel

            4.6                     Stock Option Agreement for the purchase of 25,000 shares between the
                                    Registrant and James Franklin

            4.7                     Stock Option Agreement for the purchase of 7,500 shares between the
                                    Registrant and Linda Maynes

            4.8                     Stock Option Agreement for the purchase of 60,000 shares between the
                                    Registrant and JEB Partners

            4.9                     Stock Option Agreement for the purchase of 50,000 shares between the
                                    Registrant and Barry Rubenstein

            4.10                    Stock Option Agreement for the purchase of 50,000 shares between the
                                    Registrant and Eli Oxenhorn

            5.1                     Opinion of Graubard Mollen & Miller

           23.1                     Consent of KPMG Peat Marwick LLP, independent accountant for the registrant

           23.2                     Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

           24.1                     Power of Attorney (included on the signature page hereto)

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on this 20th day of July, 1998.

                             GLOBAL TELECOMMUNICATION SOLUTIONS, INC.


                             By:      /s/ Shelly Finkel
                             -------------------------------------------------
                             Shelly Finkel, Chairman of the Board of Directors

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shelly Finkel and Robert Bogin his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         /s/ Shelly Finkel                            Chairman of the Board of Directors                  July 20, 1998
----------------------------------------------------
Shelly Finkel
         /s/ Robert Bogin                             President and Director                              July 20, 1998
----------------------------------------------------
Robert Bogin
         /s/ Randolph Cherkas                         Chief Operating Officer and Director                July 20, 1998
----------------------------------------------------
Randolph Cherkas
         /s/ Alan W. Kaufman                          Director                                            July 20, 1998
----------------------------------------------------
Alan W. Kaufman
         /s/ Donald L. Ptalis                         Director                                            July 20, 1998
----------------------------------------------------
Donald L. Ptalis
         /s/ J. Mark Rubenstein                       Director                                            July 20, 1998
----------------------------------------------------
J. Mark Rubenstein
         /s/ Jack N. Tobin                            Director                                            July 20, 1998
----------------------------------------------------
Jack N. Tobin
         /s/ Michael Hoppman                          Chief Financial Officer and Treasurer               July 20, 1998
----------------------------------------------------  (and principal accounting officer)
Michael Hoppman



                                  EXHIBIT INDEX


         Exhibit No.                Description
        -------------              --------------
            4.1                     1994 Performance Equity Plan of the Registrant

            4.2                     Stock Option Agreement for the purchase of 100,000 shares between the
                                    Registrant and Robert Bogin

            4.3                     Stock Option Agreement for the purchase of 25,000 shares between the
                                    Registrant and Michael Hoppman

            4.4                     Stock Option Agreement for the purchase of 7,500 shares between the
                                    Registrant and Anthony Casazza

            4.5                     Stock Option Agreement for the purchase of 100,000 shares between the
                                    Registrant and Shelly Finkel

            4.6                     Stock Option Agreement for the purchase of 25,000 shares between the
                                    Registrant and James Franklin

            4.7                     Stock Option Agreement for the purchase of 7,500 shares between the
                                    Registrant and Linda Maynes

            4.8                     Stock Option Agreement for the purchase of 60,000 shares between the
                                    Registrant and JEB Partners

            4.9                     Stock Option Agreement for the purchase of 50,000 shares between the
                                    Registrant and Barry Rubenstein

            4.10                    Stock Option Agreement for the purchase of 50,000 shares between the
                                    Registrant and Eli Oxenhorn

            5.1                     Opinion of Graubard Mollen & Miller

           23.1                     Consent of KPMG Peat Marwick LLP, independent public accountant for the registrant

           23.2                     Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

           24.1                     Power of Attorney (included on the signature page thereto)